TERMINATION OF INVESTMENT AGREEMENT

This Termination of Investment Agreement (this “Agreement”) is made as of April 6, 2012 (the “Effective Date”), by and between Buzz Kill, Inc., a New York corporation (“Buzz Kill”), and Eastern Resources, Inc., a Delaware corporation (“ESRI”). Each of Buzz Kill and ESRI may hereinafter be referred to as a “Party” and may collectively be referred to as the “Parties”.

RECITALS

WHEREAS, the Parties entered into the Investment Agreement, dated as of May 1, 2007 (the “Investment Agreement”), pursuant to which ESRI provided Buzz Kill with the amount of Eight Hundred Thousand Dollars ($800,000) in connection with the production of a motion picture entitled “Buzz Kill”; and

WHEREAS, the Parties have elected to terminate the Investment Agreement on the terms and conditions set forth herein and to terminate, release and discharge each other of any and all obligations and security interests created under the Investment Agreement, wherever they may be;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.       Termination of Investment Agreement. Each Party hereto, on behalf of itself and its affiliates and its and their respective predecessors, successors, parents, subsidiaries, agents, attorneys, officers, employees, directors, members, managers, partners, shareholders, representatives and assigns (collectively, the “Releasing Parties,” each a “Releasing Party”), severally agrees (notwithstanding and irrespective of any agreement, document, matter, or thing (including, but not limited to, any terms of the Investment Agreement)) that the Investment Agreement is hereby terminated in its entirety (including, but not limited to, any and all powers of attorney granted therein) and that the Investment Agreement shall have no force and/or effect (past, present and /or future) whatsoever. For the avoidance of doubt, ESRI confirms that (i) ESRI no longer has a right to recoup its $800,000 investment in Buzz Kill and (ii) Buzz Kill no longer is required to share 50% of its net revenue with ESRI.

2.       Release of Obligations. No Party hereto shall have any right, obligation, and/or liability (past, present or future) whatsoever arising under or in connection with the Investment Agreement. Each Releasing Party agrees that each other Party to the Investment Agreement, including its affiliates and its and their respective predecessors, successors, parents, subsidiaries, agents, attorneys, officers, employees, directors, members, managers, partners, shareholders, representatives and assigns (collectively, the “Released Parties”, each a “Released Party”), is irrevocably and unconditionally fully released and discharged from any and all liabilities, obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, costs, expenses, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands and/or losses whatsoever, whether known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or non-accrued, actual and/or prospective (collectively, “Claims”, each a “Claim”), which any Releasing Party may in the past, future or present have or claim to have or assert against any Released Party, relating to, arising under or in connection with any of the Investment Agreement. Each Releasing Party represents and warrants to each Released Party that it has not assigned or transferred or purported to assign or transfer to any person or entity all or any portion of any Claim released by the Releasing Parties herein

3.       (a)       Buzz Kill represents that it is not in breach of the Investment Agreement as of the Effective Date.

(b)       ESRI represents that it is not in breach of the Investment Agreement as of the Effective Date.

4.       Governing Law.    This Agreement and all the rights and duties of the Parties arising from or relating to the subject matter of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

5.       Consent to Jurisdiction and Service of Process.    All judicial proceedings brought against the Parties hereto arising out of or relating to this Agreement, or any obligations hereunder, may be brought in any state or federal court of competent jurisdiction in the state, county and city of New York.

6.       Waiver of Jury Trial.    THE PARTIES HERETO HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

7.       Further assurances.    In respect of the matters set forth in this Agreement, each of the Parties hereto shall do and execute or procure to be done and executed all necessary acts, deeds, documents and/or things as may be reasonably requested of it by any other Party hereto by written notice to give effect to this Agreement.

8.       Amendment and Waiver.    No provision of this Agreement may be waived or amended except in a written instrument signed by the Parties.

9.       Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

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10.       Assignment.    No Party may, without the prior written consent of each other Party, assign any of its rights or transfer any of its obligations under this Agreement.

11.       Entire Agreement.    This Agreement sets forth the final agreement among the Parties as to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, both written and oral, among the Parties regarding the subject matter hereof.

12.       Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Termination of Investment Agreement as of the Effective Date.

BUZZ KILL, INC.		EASTERN RESOURCES, INC.

By:	/s/ Thomas H. Hanna, Jr.	/s/ Thomas H. Hanna, Jr.
Name: Thomas H. Hanna, Jr.		Name: Thomas H. Hanna, Jr.
Title: President		Title: President

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